EXHIBIT 10.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective the 17th day of January, 2008, between APOTHECARYRX, LLC, an Oklahoma limited liability company (the “Company”) and ARIC GREENBERG, an individual (the “Manager”).

W I T N E S S E T H :

WHEREAS, the Company desires to retain the services of the Manager and the Manager desires to make the Manager’s services available to the Company.

NOW THEREFORE, in consideration of the mutual promises herein contained, the Company and the Manager agree as follows:

1.                  Employment. The Company hereby employs the Manager and the Manager hereby accepts employment subject to the terms and conditions contained in this Agreement. The Manager is engaged as an employee of the Company, and the Manager and the Company do not intend to create a joint venture, partnership or other relationship which might impose a fiduciary obligation on the Manager or the Company in the performance of this Agreement.

2.                 Manager’s Duties. The Manager is employed on a full-time basis. The Manager will use the Manager’s best efforts and due diligence to achieve the most profitable operation of the Company and the Company’s subsidiary corporations, partnerships and entities which is consistent with developing and maintaining a quality business operation.

1.                    Specific Duties. Initially, the Manager will serve as manager of the Company’s pharmacy in Decatur, Illinois, known as “Rambo Pharmacy.” The Manager will perform all of the services required to fully and faithfully execute the positions to which the Manager is appointed and such other services as may be reasonably directed by the Manager’s supervisor.

2.                                       Supervision. The services of the Manager will be requested and directed by Mr. James A. Cox, RPh, or such person as Mr. Cox or the President of the Company may direct.

3.                    Other Activities. Unless the Manager has obtained the prior written approval of the President of the Company, the Manager will not: (a) engage in business independent of the Manager’s employment by the Company; (b) serve as an officer, director, general partner or member in any corporation, partnership, limited liability company or firm; or (c) directly, indirectly or through any Affiliate (as hereinafter defined), invest in, participate in or acquire an interest in any Pharmacy Business (as hereinafter defined). For purposes of this Agreement, the terms: (x) “Pharmacy Business” means owning, managing, operating, controlling, engaging in or being connected as a partner, investor, stockholder, creditor, guarantor, advisor, employee, independent contractor or consultant in the business of selling pharmaceutical and over-thecounter drugs and related merchandise; (y) “Affiliate” means as to any Person (as hereinafter defined), each other person that directly or indirectly (through one [1] or more intermediaries) controls, is controlled by or is under common control with such person; and (z) “Person” means an individual, corporation, partnership, association, joint stock company, trust, associate (as defined in regulations promulgated by the Securities Exchange Commission) or other legally recognizable entity. The limitation in this paragraph 3 will not prohibit any investment by the Manager in securities which are listed on a public exchange or the National Association of Securities Dealers Automated Quotation System and issued by a company, firm, corporation, partnership, trust or other entity involved in the Pharmacy Business, provided that the Manager, the Manager’s family and Affiliates own in the aggregate not more than five percent (5%) of the outstanding voting securities of the entity.

4.                    Manager’s Compensation. The Company agrees to compensate the Manager as follows:

1.                    Base Salary. The Company will pay a base salary (the “Base Salary”) to the Manager at the bi-weekly rate of $4,615.38 for full-time work in month one and the bi-weekly rate of $2,307.69 for half-time work in months two and three. Payments will be made on the Company’s regular pay days.

2.                    Compensation Review. The compensation of the Manager will be reviewed not less frequently than annually by the Managers of the Company. The compensation of the Manager prescribed by paragraph 4 of this Agreement may be increased or decreased at the discretion of the board of directors of the Company.

5.                    Term. The employment relationship evidenced by this Agreement is an at-will employment relationship and each of the parties may terminate this Agreement at any time as provided below. Unless earlier terminated pursuant to this paragraph 5, this Agreement will extend for a term of three (3) months commencing on the date hereof.

1.                    Termination by Company. The Company will have the following rights to terminate this Agreement:

1.                    Termination without Cause. The Company may terminate this Agreement without cause at any time by the service of written notice of termination to the Manager specifying an effective date of such termination not earlier than thirty (30) days after the date of such notice. In the event the Manager is terminated without cause, the Company will not have any obligation to provide any further payments or benefits to the Manager at the effective date of such termination.

2.                                       Termination for Cause. The Company may terminate this Agreement for cause if the Manager commits malfeasance including, without limitation:

(a) misappropriating the property of the Company or committing any other act of dishonesty; (b) engaging in personal misconduct which injures or could injure the Company; (c) willfully violating any law or regulation relating to the business of the Company; (d) willfully and repeatedly failing to perform the Manager’s duties hereunder; (e) willfully violating this Agreement; and (f) failing to maintain the ability to participate as a Medicare/Medicaid Provider. In the event this Agreement is terminated for cause, the Company will not have any obligation to provide any further payments or benefits to the Manager after the effective date of such termination.

2.                    Termination by Manager. The Manager may voluntarily terminate this Agreement with or without cause by serving written notice of such termination to the Company specifying an effective date of such termination not later than thirty (30) days after the date of such notice. In the event this Agreement is terminated by the Manager, the Company will not have any obligation to provide any further payments or benefits to the Manager after the effective date of such termination.

3.                    Incapacity of Manager. If the Manager suffers from a physical or mental condition which in the reasonable judgment of the Company’s Managers prevents the Manager from performing the duties specified herein for a period of one consecutive month, the Manager may be terminated. Although the termination will be deemed to be a termination with cause, the Manager will receive as termination compensation: (a) any benefits payable under any disability plans under paragraph 4.2 of this Agreement; and (b) the benefits described in paragraph 4.2 of this Agreement accrued through the effective date of such termination.

4.                    Death of Manager. If the Manager dies during the term of this Agreement, the Company may thereafter terminate this Agreement without compensation to the Manager’s estate except for the benefits described in paragraph 4.2 of this Agreement accrued through the effective date of such termination.

5.                    Effect of Termination. The termination of this Agreement will terminate all obligations of the Manager to render services on behalf of the Company under this Agreement, provided that: (a) the Manager will maintain the confidentiality of all information acquired by the Manager during the term of this Agreement; and (b) the Manager’s obligations under and the provisions of paragraphs 6, 7 and 8 of this Agreement will survive termination. The termination of this Agreement will have no effect on the obligations of the Manager under any other agreement. Except as otherwise provided in paragraph 5 of this Agreement, no accrued bonus, severance pay or other form of compensation will be payable by the Company to the Manager by reason of the termination of this Agreement. All keys, credit cards, files, records, financial information, furniture, furnishings, equipment, supplies and other items relating to the Company will remain the property of the Company. The Manager will have the right to retain and remove all personal property and effects which are owned by the Manager and located in the offices of the Company. All such personal items will be removed from such offices no later than fourteen (14) days after the effective date of termination, and the Company is hereby authorized to discard any items remaining. Prior to the effective date of termination, the Manager will render such services to the Company as might be reasonably required to provide for the orderly termination of the Manager’s employment.

6.                    Confidentiality. The Manager recognizes that the nature of the Manager’s services are such that the Manager will have access to information which constitutes trade secrets, is of a confidential nature, is of great value to the Company or is the foundation on which the business of the Company is predicated. The Manager agrees not to disclose to any person other than the Company’s pharmacists or the Company’s legal counsel nor use for any purpose, other than the performance of this Agreement, any information, data or material (regardless of form) which is (the “Confidential Information”): (a) a trade secret; (b) provided, disclosed or delivered to the Manager by the Company, any officer, director, pharmacist, agent, attorney, accountant, consultant or other person or entity employed by the Company in any capacity, any customer, borrower or business associate of the Company or any public authority having jurisdiction over the Company of any business activity conducted by the Company; or (c) produced, developed, obtained or prepared by or on behalf of the Manager or the Company (whether or not such information was developed in the performance of this Agreement) with respect to the Company or any assets, Pharmacy Business prospects, business activities, officers, directors, pharmacists, borrowers or customers of the foregoing. On request by the Company, the Company will be entitled to a copy of the Confidential Information in the possession of the Manager. The Manager also agrees that the provisions of this paragraph 6 will survive the termination, expiration or cancellation of this Agreement and that on termination, expiration or cancellation of this Agreement, the Manager will deliver to the Company all originals and copies of the information, data and material containing such information. For purposes of paragraphs 6 and 7 of this Agreement, the term Company expressly includes any of the Company’s affiliated corporations, partnerships or entities.

7.                    Proprietary Matters. The Manager expressly understands and agrees that any and all improvements, inventions, discoveries, processes or know-how that are generated or conceived by the Manager during the term of this Agreement, whether generated or conceived during the Manager’s regular working hours or otherwise, will be the sole and exclusive property of the Company. Whenever requested by the Company (either during the term of this Agreement or thereafter), the Manager will assign or execute any and all applications, assignments and or other instruments and do all things which the Company deems necessary or appropriate in order to permit the Company to: (a) assign and convey or otherwise make available to the Company the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, processes, know-how, applications, patents, copyrights, trade names or trademarks; or (b) apply for, obtain, maintain, enforce and defend patents, copyrights, trade names or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes or know-how. The Manager further agrees that the provisions of this paragraph 7 will survive termination, expiration or cancellation of this Agreement.

8.                    Non-Compete. For the period commencing on the effective date of this Agreement and ending on the date which is one (1) year after the termination of the Manager’s employment under this Agreement for any reason, the Manager will not directly or indirectly (as an individual, pharmacist, owner, manager, director, consultant, agent or in any other capacity whatsoever):

1.                    In connection with any aspect of a Pharmacy Business, recruit, hire, assist others in recruiting or hiring, discuss employment with or refer to others for employment any person who at such time is or, during the twelve (12) months prior to the termination of the Manager’s employment, was an employee of the Company or any of the Company’s Affiliates; or

2.                    In connection with any aspect of a Pharmacy Business, solicit the customers, acquisition prospects, suppliers, dealers, or independent salespersons of the Company or any of the Company’s Affiliates or induce or attempt to induce any such customer, acquisition prospect, supplier, dealer or independent salesperson to discontinue their relationship with the Company or any of the Company’s Affiliates.

It is understood and agreed that the scope of each of the covenants contained in this paragraph 8 is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company. It is further agreed that such covenants will be regarded as divisible and will be operative as to time, area and persons to the extent such provisions may be operative under applicable law.

9.                    Arbitration. The parties will attempt to promptly resolve any dispute or controversy arising out of or relating to this Agreement or termination of the Manager by the Company. Any negotiations pursuant to this paragraph 9 are confidential and will be treated as compromise and settlement negotiations for all purposes. If the parties are unable to reach a settlement amicably, the dispute will be submitted to binding arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The arbitrator will be instructed and empowered to take reasonable steps to expedite the arbitration and the arbitrator’s judgment will be final and binding upon the parties subject solely to challenge on the grounds of fraud or gross misconduct. Except for damages arising out of a breach of paragraphs 6 or 7 of this Agreement, the arbitrator is not empowered to award total damages (including compensatory damages) which exceed 300% of compensatory damages and each party hereby irrevocably waives any damages in excess of that amount. The arbitration will be held in Macon County, Illinois. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of, and proper venue in, the federal and state courts serving such County. Each party will bear its own costs in connection with the arbitration and the costs of the arbitrator will be borne by the party who the arbitrator determines did not prevail in the matter. Unless otherwise expressly set forth in this Agreement, the procedures specified in this paragraph 9 will be the sole and exclusive procedures for the resolution of disputes and controversies between the parties arising out of or relating to this Agreement. Notwithstanding the foregoing, a party may seek a preliminary injunction or other provisional judicial relief if in such party’s judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

10.                 Miscellaneous. The parties further agree as follows:

1.                    Time. Time is of the essence of each provision of this Agreement.

2.                    Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address or to such other or additional addresses as any party might designate by written notice to the other party:

To the Company:	ApothecaryRx, LLC
C/o Mr. Lewis P. Zeidner, President
5500 Wayzata Boulevard, Suite 210
Golden Valley, Minnesota 55416
Fax: (763) 647-1137
To the Manager:	Aric Greenberg
249 S. Linden
Decatur, Illinois 62522

3.                    Assignment. Neither this Agreement nor any of the parties’ rights or obligations hereunder can be transferred or assigned without the prior written consent of the other parties to this Agreement.

4.                    Construction. If any provision of this Agreement or the application thereof to any Person or circumstances is determined, to any extent, to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which the same is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. This Agreement is intended to be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

5.                    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein contained, and no modification hereof will be effective unless made by a supplemental written agreement executed by all of the parties hereto.

6.                    Binding Effect. This Agreement will be binding on the parties and their respective successors, legal representatives and permitted assigns.

7.                    Attorneys’ Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein for the reasonable expenses of attorneys’ fees and disbursements and litigation expenses incurred by the successful party.

[Signature Pages Follow]

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first above written.

/S/ ARIC GREENBERG
ARIC GREENBERG, individually
(the “Manager”)

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first above written.

APOTHECARYRX, LLC, an
Oklahoma limited liability company

By	/S/ LEWIS P. ZEIDNER
Lewis P. Zeidner, President
(the “Company”)